Antelope Enterprise Holdings Limited

INCORPORATED UNDER THE LAWS OF THE BRITISH VIRGIN ISLANDS

ANTELOPE ENTERPRISE HOLDINGS LIMITED · BRITISH VIRGIN ISLANDS ·
SEAL

CERT.9999
CERTIFICATE NUMBER

9,000,000,000
SHARES

NO PAR VALUE
ORDINARY SHARES

CUSIP NO.999999ZZ9

THIS CERTIFIES THAT

** SPECIMEN **

IS THE OWNER OF

* NINE BILLION AND 00/100 *

FULLY PAID AND NON-ASSESSABLE SHARES OF THE ORDINARY SHARES NO PAR VALUE EACH OF

ANTELOPE ENTERPRISE HOLDINGS LIMITED

TRANSFERABLE ON THE BOOKS OF THE CORPORATION IN PERSON OR BY DULY AUTHORIZED ATTORNEY UPON SURRENDER OF THIS CERTIFICATE PROPERLY ENDORSED. THIS CERTIFICATE IS NOT VALID UNTIL COUNTERSIGNED BY THE TRANSFER AGENT AND REGISTERED BY THE REGISTRAR. WITNESS THE FACSIMILE SEAL OF THE CORPORATION AND THE FACSIMILE SIGNATURES OF ITS DULY AUTHORIZED OFFICERS.

WILL WEILAI ZHANG
Chief Executive Officer

DATED: **01/01/2009**

COUNTERSIGNED AND REGISTERED:
TRANSHARE CORPORATION
Transfer Agent

By

Authorized Signature

MAN EDMUND HEN
Chief Financial Officer

Bayside Center 1, 17755 N. US Highway 19, Suite 140, Clearwater, FL 33764
303.662.1112

999999 *TEST ISSUE REF 1999 5.4375% 12/31/5*

CERT.9999